Exhibit 32

     In connection with the quarterly report on Form 10-Q for the quarterly period ended June 30, 2008 as filed by Royal Caribbean Cruises Ltd. with the Securities and Exchange Commission on the date hereof (the “Report”), Richard D. Fain, Chairman and Chief Executive Officer, and Brian J. Rice, Executive Vice President and Chief Financial Officer, each certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal Caribbean Cruises Ltd.
Date: July 25, 2008

By:	/s/ RICHARD D. FAIN
Richard D. Fain
Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ BRIAN J. RICE
Brian J. Rice
Executive Vice President and Chief Financial Officer (Principal Financial Officer)